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                                                                   EXHIBIT 10.12


                                   AXCESS INC.
                              3208 Commander Drive
                             Carrollton, Texas 75006

                                                                 March 26, 1999
Amphion Ventures L.P.
c/o Amphion Capital
590 Madison Avenue
32nd Floor
New York, New York  10022

         Re:  Note Payable Conversion Agreement

Ladies and Gentlemen:

         By letter dated December 21, 1998, from AXCESS Inc., a Delaware corporation (the "Company") to Amphion Ventures L.P., a Delaware limited partnership ("Amphion"), the Company confirmed Amphion's desire to: (a) convert
(i) one-half ($200,000) of the indebtedness (the "Converted Indebtedness") of the Company to Amphion under the terms of that certain Note Purchase Agreement dated June 25, 1997, as amended on December 29, 1997 (the "Note Purchase Agreement") in the stated principal amount of $400,000 (the "Total Indebtedness") plus (ii) all accrued, but unpaid interest thereon ($50,000) through December 31, 1998, (the "Accrued Dividends") plus (iii) $100,000 of the total amount of accrued interest due by the Company to Amphion under the terms of that certain Promissory Note payable to Amphion in the stated principal amount of $1,470,000 (the "Accrued Interest") into shares of a new Series I Voting Preferred Stock of the Company (the "Series I Preferred Stock") or a new Series J Non-Voting Preferred Stock (the "Series J Preferred Stock") of the Company; and (b) extend the final maturity date of the balance of the Total Indebtedness under the Note Purchase Agreement and the note issued thereunder to December 31, 1999. Although Amphion agreed to convert the Converted Indebtedness, Accrued Dividends and Accrued Interest to be effective as of December 31, 1998 (the "Effective Date"), this letter sets forth in detail the terms on which the Converted Indebtedness, Accrued Dividends and Accrued Interest were to have been converted and shares of the Series I Preferred Stock or Series J Preferred Stock, as the case may be, were to have been issued by the Company to Amphion as of the Effective Date.

         1. Series I Preferred Stock. The Certificate of Designation of Series I Preferred Stock shall be on substantially the same terms as the Company's Series G Preferred Stock, except that: (a) the conversion price of the Series I Preferred Stock shall be $4.00 per share; (b) if the Company consummates an equity financing of at least $1,000,000 with any third party (a "Qualified Equity Financing") at any time on or before December 31, 1999, and the securities issued by the Company in connection therewith are convertible into voting common stock at a conversion price of less than $4.00 per share, the conversion price of the Series I Preferred Stock shall be reset to such lower conversion price; (c) if the Company does not consummate a Qualified Equity Financing at any time on or before December 31, 1999, the $4.00 conversion price shall automatically be reset to not less than the greater of $1.00 or one-half of the average closing bid price of the Company's common stock on the Nasdaq SmallCap Market during the last twenty (20) consecutive trading days of 1999; and (d) the Company shall have the right to cause a mandatory conversion of the Series I



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Amphion Ventures L.P.
March 26, 1999
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preferred Stock into shares of the Company's voting common stock if the closing bid price of the Company's common stock on the Nasdaq SmallCap Market is at least $10.00 per share for a period of at least ninety (90) consecutive trading days.

         2. Series J Preferred Stock. The Certificate of Designation of Series J Preferred Stock shall be on substantially the same terms as the Company's Series H Preferred Stock, except that: (a) the conversion price of the Series J Preferred Stock shall be $4.00 per share; (b) if the Company consummates a Qualified Equity Financing at any time on or before December 31, 1999, and the securities issued by the Company in connection therewith are convertible into non-voting common stock at a conversion price of less than $4.00 per share, the conversion price of the Series J Preferred Stock shall be reset to such lower conversion price; (c) if the Company does not consummate a Qualified Equity Financing at any time on or before December 31, 1999, the $4.00 conversion price shall automatically be reset to not less than the greater of $1.00 or one-half of the average closing bid price of the Company's common stock on the Nasdaq SmallCap Market during the last twenty (20) consecutive trading days of 1999; and (d) the Company shall have the right to cause a mandatory conversion of the Series J preferred Stock into shares of the Company's non-voting common stock if the closing bid price of the Company's common stock on the Nasdaq SmallCap Market is at least $10.00 per share for a period of at least ninety (90) consecutive trading days.

         3. Conversion of Indebtedness;Issuance of Shares. Amphion hereby agrees to convert the Converted Indebtedness, Accrued Dividends and Accrued Interest into shares of either Series I Preferred Stock or Series J Preferred Stock, or any combination thereof, and the Company hereby agrees to issue to Amphion shares of either Series I Preferred Stock or Series J Preferred Stock, or any combination thereof (the "Shares"). The conversion price for each Share shall be $10,000 (the "Conversion Price") and the number of Shares to be issued shall be determined by dividing the amount of the Indebtedness by the Conversion Price. On and as of the Effective Date, the Converted Indebtedness, Accrued Dividends and Accrued Interest shall automatically be converted and discharged in full and Amphion shall be the due and valid holder of record of the Shares.

         4. Conversion of Preferred Stock to Voting or Non-Voting Common Stock. Amphion hereby agrees that it shall not, without the prior written consent of the Company, convert any shares of the Series I Preferred Stock or the Series J Preferred Stock to voting common stock or non-voting common stock of the Company, as the case may be, issuable to Amphion upon its conversion of any Shares until the Company receives stockholder approval to issue more than twenty percent (20%) of the Company's outstanding common stock or non-voting common stock, as the case may be, at a per share price potentially less than the per share market price of the common stock on the date of issuance to holders of Series I Preferred Stock or Series J Preferred Stock. The Company hereby agrees to submit such a proposal to its stockholders for approval at the Company's 1999 annual meeting of stockholders.

         5. Conversion of Non-Voting Common Stock to Voting Common Stock. Amphion hereby agrees that it shall not, without the prior written consent of the Company, convert any shares of the non-voting common stock of the Company issuable to Amphion upon its conversion of any shares of Series J Preferred Stock to voting Common Stock of the Company.

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Amphion Ventures L.P.
March 26, 1999
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         6. Extension of Final Maturity Date. The Final Maturity Date (as such term is defined in the Note Purchase Agreement) of the remaining Total Indebtedness ($200,000) under the Note Purchase Agreement and the Senior Promissory Note issued thereunder and payable to Amphion (the "Amphion Note") is hereby extended to December 31, 1999, for all purposes of the Note Purchase Agreement, the Amphion Note and the Pledge Agreement executed in connection therewith. Further, the stated principal amount of the Amphion Note shall be reduced to $200,000. Except to the extent modified and amended herein, the terms and conditions of the Note Purchase Agreement, the Amphion Note and the Pledge Agreement shall remain in full force and effect. All references in the Amphion Note, the Pledge Agreement or any other instrument or agreement executed and delivered in connection with the Note Purchase Agreement shall be deemed for all purposes to refer to the Note Purchase Agreement as amended hereby.

         7. Termination of Pledge Agreement. From and after the date hereof, the Pledge Agreement dated June 25, 1997, by and among Amphion, Antiope Partners L.L.C., the Company and J.P. Morgan Investment Corporation, which was executed in connection with the Note Purchase Agreement to secure the Company's obligations thereunder, shall be terminated and of no further force or effect as of the date hereof and Amphion hereby releases any and all existing liens granted in favor of Amphion to any and all of the securities pledged thereunder, including, without limitation, the shares of Lasertechnics Marking Corporation. Each party hereto from time to time hereafter at any other party's request and without further consideration shall execute and deliver to such other party such documents or instruments in addition to those delivered pursuant to this Agreement as shall be reasonably requested to release more effectively the collateral pledged and the liens granted under the Note Purchase Agreement.

         8. Securities Act Legend; Registration Rights.

                  8.1 The Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Certificates representing the Shares shall bear a restrictive legend substantially to the effect of the following:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. ADDITIONAL RESTRICTIONS REGARDING THE TERMS UNDER WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO VOTING OR NON-VOTING COMMON STOCK OF THE COMPANY, AS THE CASE MAY BE, ARE SET FORTH IN THAT CERTAIN NOTE PAYABLE CONVERSION AGREEMENT EFFECTIVE AS OF DECEMBER 31, 1998.

                  8.2 Amphion shall have substantially the same registration rights with regard to any shares of voting common stock issuable upon conversion of the Shares as Amphion (formerly Wolfensohn Associates L.P. was entitled to pursuant to the Stock Purchase Agreement dated as of January 20, 1994 (the "Prior Agreement")), between the Company and Amphion. The Company shall have the same expense,


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Amphion Ventures L.P.
March 26, 1999
Page 4

indemnification and other obligations to Amphion with respect to such registration rights as the Company owed to Amphion under the Prior Agreement. The Company and Amphion shall enter into a registration rights agreement in customary form to confirm the registration rights provided for in this paragraph, as soon as practicable after the date hereof.

         9. Representations and Warranties by the Company. The Company hereby represents and warrants to Amphion as follows:

                  9.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute and deliver this agreement, to issue the Shares on the basis described herein and otherwise to perform its obligations under this agreement.

                  9.2 The execution and delivery by the Company of this Agreement, the issuance of the Shares, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite corporate action on the part of the Company and will not (a) violate any provision of law, statute, rule or regulation or any order of any court or other agency of government, (b) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, in each case as amended, or (c) violate, conflict with or constitute (with due notice or lapse of time or both) a default under any indenture, mortgage, lease, license, agreement or other contract or instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the properties or assets of the Company or any of its subsidiaries, in each case if such violation, conflict, default, lien, charge or encumbrance would have a material adverse effect on the Company.

                  9.3 This agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, moratorium or similar laws affecting the rights of creditors generally.

                  9.4 Based in part upon the representations and warranties of Amphion contained in this agreement, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is or will be necessary for the execution and delivery of this agreement by the Company and the issuance of the Shares hereunder, other than the filing of a notice of sale on Form D with the Securities and Exchange Commission in accordance with the rules and regulations thereof under the Securities Act.

                  9.5 The Shares are duly authorized, validly issued, fully paid and non-assessable shares of Series I Preferred Stock or Series J Preferred Stock, as the case may be, and are not subject to any preemptive rights.

                  9.6 The Company shall cause to be delivered to Amphion a true copy of the Series I and Series J Certificate of Designations, both of which were approved and adopted by the Board of Directors of the Company.

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Amphion Ventures L.P.
March 26, 1999
Page 5


         10. Representations and Warranties of Amphion. Amphion hereby represents and warrants to the Company as follows:

                  10.1 Amphion is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  10.2 Amphion understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that the Shares must be held by Amphion indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  10.3 Amphion further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.

                  10.4 Amphion understands that its investment hereunder involves substantial risks and represents and warrants that it has made such independent examinations and investigations of the Company as it has deemed necessary in making its investment decision, and Amphion further represents and warrants that it has had sufficient access to the officers, directors, books and records of the Company as it has deemed necessary to conduct such examination and investigation and make such investment decision.

                  10.5 Amphion is able to bear the economic risk of the investment contemplated by this agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this agreement.

         11. Miscellaneous.

                  11.1 This agreement constitutes our entire agreement with respect to the subject matter hereof. This agreement may not be modified or amended or any provision hereof waived except by an instrument in writing signed by the Company and Amphion.

                  11.2 This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights of Amphion hereunder shall be assignable to any holder of the Shares. Except as provided in the immediately preceding sentence, this agreement and the rights of Amphion hereunder shall not be assignable, and any purported assignment hereof or thereof shall be void.

                  11.3 This Agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement. One or more signature pages from any counterpart of this Agreement may be attached to any other counterpart of this Agreement without in any way changing the effect thereof. This Agreement shall be effective when executed and delivered by the Company and Amphion.

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Amphion Ventures L.P.
March 26, 1999
Page 6

                  11.4 All notices, requests, demands, consents, waivers, or other communications made hereunder to any party or holder of Shares shall be in writing and shall be deemed to have been duly given if delivered personally or sent by nationally-recognized overnight courier, facsimile or by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below:

                  if to the Company, to:

                  AXCESS Inc.
                  3208 Commander Drive
                  Carrollton, TX  75006
                  Attention: Chief Financial Officer

                  with a copy to:

                  Sayles & Lidji, P.C.
                  4400 Renaissance Tower
                  1201 Elm Street
                  Dallas, Texas 75270
                  Attention: Michael R. Dorey, Esq.; and

                  if to Amphion, to Amphion at its address first set forth above,

or to such other address as the party to whom such communication is to be given may have furnished to the other party in writing in accordance herewith. All such notices, requests, demands, consents, waivers or other communications shall be deemed to have been delivered (a) in the case of personal delivery, on the date of delivery, (b) if sent by facsimile, on the date sender receives a confirmation confirming receipt, (c) if sent by overnight courier, on the next business day following the date sent and (iv) in the case of mailing, on the third business day following such mailing.

                  11.5 All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares hereunder.

                  11.6 This agreement, and all rights, obligations and liabilities hereunder, shall be construed according to the laws of the State of New York applicable to contracts made and to be performed wholly therein. Any judicial proceeding brought against the Company to enforce, or otherwise in connection with, this agreement may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this agreement, the Company (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.


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Amphion Ventures L.P.
March 26, 1999
Page 7

         If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to the Company the enclosed counterpart of this Agreement.


                                    Very truly yours,

                                    AXCESS INC.


                                    By: /s/ Danny G. Hair
                                        ---------------------------------------
                                        Danny G. Hair, Executive Vice President,
                                        Chief Financial Officer and Secretary



The undersigned agrees with and
accepts the foregoing terms and provisions as of the date first above written.

AMPHION VENTURES L.P.

By Amphion Partners L.L.C., its general partner


By: /s/ Richard C.E. Morgan
------------------------------------------------
        A Managing Member